Exhibit 23.1
INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17427, 333-65461, 333-74056 and 333-122218), as amended, and the Registration Statement on Form S-3 (No. 333-121815), as amended, of Municipal Mortgage & Equity, LLC of our report dated March 16, 2005, relating to the financial statements of Glaser Financial Group, Inc., appearing in this Form 8-K/A of Municipal Mortgage & Equity, LLC for the year ended December 31, 2004.
/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
September 15, 2005